UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2012 (April 16, 2012)

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 16, 2012, Unilife Corporation held its special meeting of stockholders in Sydney, Australia, at which the following proposal was submitted to a vote of stockholders. The results of the vote is provided below.

Proposal No. 1 – For the purposes of ASX Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by us of 8,250,000 shares of common stock (equivalent to 49,500,000 CHESS Depositary Interests (“CDI’s”)) in an underwritten public offering pursuant to a registration statement filed by us with the U.S. Securities Exchange Commission (“SEC”), and the accompanying prospectus supplement that we filed with the SEC on November 16, 2011

The ratification of the issuance and sale of 8,250,000 shares of common stock pursuant to a registration statement filed with the SEC on November 16, 2011 was approved and the votes were cast as follows:

Votes cast
For	Against	Abstain
28,658,868	630,693	192,965

Item 7.01 Regulation FD Disclosure

During the special meeting of stockholders on April 16, 2012, Alan Shortall, the Company’s Chief Executive Officer, made a PowerPoint presentation summarizing the results of the vote. The presentation is attached hereto as Exhibit 99.1.

Following the special meeting of stockholders on April 16, 2012, Alan Shortall made a PowerPoint presentation summarizing the Company’s current business affairs. The presentation is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     PowerPoint Presentation for the 2012 Special Meeting summarizing the results of the vote.

99.2     PowerPoint Presentation summarizing the Company’s current business affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: April 18, 2012	By:	/s/ ALAN SHORTALL
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	PowerPoint Presentation for the 2012 Special Meeting summarizing the results of the vote.

99.2	PowerPoint Presentation summarizing the Company’s current business affairs.